UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

JACKSONVILLE BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2007

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc. The annual meeting will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois at 1:30 p.m., Illinois time, on April 24, 2007.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on our operations. Certain of our directors and officers will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The annual meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of BKD LLP, as the independent registered public accounting firm for the 2007 fiscal year. For the reasons set forth in the Proxy Statement, the Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of our stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend personally. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the annual meeting. You may revoke your proxy at any time prior to its exercise, and you may attend the annual meeting and vote in person, even if you have previously returned your proxy card. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the annual meeting.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,

/s/ Andrew F. Applebee	/s/ Richard A. Foss

Andrew F. Applebee	Richard A. Foss
Chairman of the Board	President and Chief
Executive Officer

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 24, 2007

Notice is hereby given that the annual meeting of Jacksonville Bancorp, Inc. will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 24, 2007, at 1:30 p.m., Illinois time.

A Proxy Card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	The election of three directors;

2	The ratification of the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

such other matters as may properly come before the meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

Pursuant to our Bylaws, the Board of Directors has fixed March 16, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on such date will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Jacksonville Bancorp, MHC, our mutual holding company, owns 52.29% of our issued and outstanding common stock and intends to vote its shares in favor of the proposals described in this proxy statement. A list of our stockholders entitled to vote at the meeting will be available for examination, during ordinary business hours, at our offices, 1211 West Morton Avenue, Jacksonville, Illinois, 62650 for ten days prior to the meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors /s/ John D. Eilering Corporate Secretary John D. Eilering

Jacksonville, Illinois
March 26, 2007

PROXY STATEMENT

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

ANNUAL MEETING OF STOCKHOLDERS
April 24, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Jacksonville Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 24, 2007, at 1:30 p.m., Illinois time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 26, 2007.

REVOCATION OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournments thereof.

Proxies may be revoked by written notice to our Corporate Secretary at the address set forth above, by filing of a later proxy prior to a vote being taken on a particular proposal at the meeting or by attending the meeting and voting in person. A proxy will not be voted if a stockholder attends the meeting and votes in person. The presence at the meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the meeting or delivers a revocation to our Corporate Secretary prior to such voting. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the meeting consist of our common stock, $0.01 par value per share. Each share of the common stock entitles the record holder to one vote on all matters. March 16, 2007, has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the meeting. As of the Record Date, we had 1,986,517 shares of common stock issued and outstanding which were held by approximately 584 holders of record. Jacksonville Bancorp, MHC, owns 1,038,738 shares, or 52.29% of our 1,986,517 shares of common stock outstanding on the Record Date. The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting.

A plurality of votes cast is required to elect directors. The affirmative vote of a majority of stockholders present at the meeting in person or by proxy is required for approval of BKD LLP to serve as our independent auditor for the year ended December 31, 2007, without regard to broker non-votes, or proxies marked “ABSTAIN”. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present but will not be counted as votes in favor of the proposals.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Board of Directors.

As provided in our Charter, recordholders of common stock, except for Jacksonville Bancorp, MHC who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to vote any shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock. Information regarding the common stock ownership of each director individually is set forth under “Proposal I - Election of Directors.” This information is based solely upon information supplied to us and the filings required pursuant to the Securities Exchange Act of 1934.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of common stock
Beneficial Owners	Ownership (1)	Outstanding

Jacksonville Bancorp, M.H.C. (2)	1,038,738	52.81%
1211 West Morton Avenue,
Jacksonville, Illinois

All Directors and Executive Officers	211,018	10.62%
as a Group (13 persons)(3)
___________________________________

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Our executive officers and directors are also executive officers and directors of Jacksonville Bancorp, M.H.C.
(3)	The share ownership of all directors and executive officers as a group represents 22.26% of all shares issued to stockholders other than Jacksonville Bancorp, MHC.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine members as is set forth in our Bylaws. Our Bylaws provide that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Andrew F. Applebee, Emily J. Osburn and Harvey D. Scott, III, each to serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

					Shares of
					common stock
					Beneficially
	Age	Positions			Owned on
	as of	Held in the	Director	Term	the Record		Percent
Name(1)	12/31/06	Company	Since(2)	to Expire	Date(3)		Of Class

NOMINEES

Andrew F. Applebee	57	Chairman of the Board	1982	2007	65,615	(4)	3.30%
Emily J. Osburn	65	Director	1982	2007	11,600	(5)	*
Harvey D. Scott III	56	Director	1991	2007	7,800	(6)	*

DIRECTORS CONTINUING IN OFFICE

John L. Eyth	56	Director	2005	2009	1,203	(7)	*
Richard A. Foss	56	President, Chief Executive	1993	2009	55,826	(8)	2.81%
		Officer and Director
Michael R. Goldasich	68	Director	1987	2009	3,712	(9)	*
Dean H. Hess	58	Director	2000	2008	23,320	(10)	1.17%
John C. Williams	57	Director, Senior Vice President and Trust Officer	2000	2008	13,083	(11)	*

Harmon B. Deal, III	46	Director	2003	2008	14,300	(12)	*

____________________________________________

(*)	Less than 1%.
(1)
The mailing address for each person listed is 1211 West Morton Avenue, Jacksonville, Illinois. Each of the persons listed is also a director of Jacksonville Bancorp, M.H.C., which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	Includes initial appointment to the Board of Directors of our mutual predecessor.
(3)	Shares of common stock are held directly unless indicated otherwise.
(4)	Mr. Applebee has shared voting and investment power over 24,763 shares and sole voting and investment power over 40,852 shares; includes 5,100 shares awarded pursuant to our restricted stock plan.
(5)	Ms. Osburn has sole voting and investment power over 11,600 shares; includes 600 shares awarded pursuant to our restricted stock plan and options to purchase 1,200 shares of common stock.
(6)
Mr. Scott has shared voting and investment power over 375 shares reported and sole voting and investment power over 7,425 shares; includes 600 shares awarded pursuant to our restricted stock plan and options to purchase 1,200 shares of common stock.

(7)	Mr. Eyth has sole voting and investment power over 1,203 shares of common stock.
(8)	Mr. Foss has shared voting and investment power over 16,600 shares and sole voting and investment power over 39,226 shares; includes 4,800 shares awarded pursuant to our restricted stock plan.
(9)
Mr. Goldasich has shared voting and investment power over 375 shares and sole voting and investment power over 3,337 shares; includes 600 shares awarded pursuant to our restricted stock plan and options to purchase 1,200 shares of common stock.

(10)	Mr. Hess has shared voting and investment power over 10,400 shares of common stock and sole voting power over 12,920 shares.
(11)	Mr. Williams has sole voting and investment power over 13,083 shares of common stock, including options to purchase 4,383 shares of common stock.
(12)	Mr. Deal has sole voting and investment power over 14,300 shares of common stock, including options to purchase 1,200 shares of common stock.

The principal occupation during the past five years of each of our current directors and executive officers is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated. With the exception of Messrs. Applebee, Foss and Williams, the board of directors has determined that each of our directors qualifies as an “independent” director under Rule 4200(a)(15) of Standards of the National Association of Securities Dealers, Inc. for Nasdaq listed companies (“Nasdaq listing standards”).

Andrew F. Applebee was elected Chairman of the Board of Directors in January 1994. In addition, Mr. Applebee acted as our Chief Executive Officer until January 2001. Prior thereto, Mr. Applebee was our President. Mr. Applebee has been employed by us since 1976.

Emily J. Osburn is retired. Prior to her retirement she was the manager of radio stations WLDS and WEAI, which are located in Jacksonville, Illinois.

Harvey D. Scott, III is an orthopedic surgeon with Orthopaedic Center of Illinois in Jacksonville, Illinois.

John L. Eyth is a certified public accountant. He is a principal in the accounting firm of Zumbahlen, Eyth, Surratt, Foote, & Flynn, Ltd., located in Jacksonville, Illinois.

Richard A. Foss has been our President and Chief Executive Officer since 2001. From 1994 until 2001 he served as our President and Chief Operating Officer. From 1992 until his appointment as President, Mr. Foss was our Executive Vice President. Mr. Foss has been employed with us since 1986 when he was named Vice President. In addition, Mr. Foss is also President of Financial Resources Group, Inc., our wholly owned subsidiary.

Michael R. Goldasich is an architect. He is the President of Goldasich-Audo Architects, located in Jacksonville, Illinois.

Dean H. Hess is a grain and livestock farmer in Morgan County. Prior to the merger of Chapin State Bank with us, Mr. Hess had served on the Board of Directors of Chapin State Bank.

John C. Williams is a Senior Vice President and Trust Officer for us, and manages the Chapin branch facility. Prior to the merger of Chapin State Bank with us, he was the Chairman of the Board, President and Trust Officer of Chapin State Bank.

Harmon B. Deal, III is the President of Deal & Co., Inc., which is the general partner of Deal Partners, L.P., an investment partnership, located in Jacksonville, Illinois.

Executive Officers who are not Directors

John D. Eilering (age 44) has been Vice President of Operations for us since July 2000. He has also served as the Corporate Secretary and Human Resources Officer since July 2002. From 1998 to 2000, he served as an Assistant Vice President of Information Systems. He has been employed by us since 1987. Mr. Eilering owns 10,437 shares of common stock, including options to purchase 3,000 shares of common stock.

Diana S. Tone (age 38) has been the Chief Financial Officer for us since July 2002. She has also served as the Compliance Officer since June 2000. Prior to this time, she spent ten years with the Federal Deposit Insurance Corporation as a federal bank examiner. Ms. Tone owns 3,021 shares of common stock, including options to purchase 1,100 shares of common stock.

Jess D. Karns (age 65) has been employed by us since July 2003 as the Senior Loan Administrator. From 2002 to 2003, he was employed as a Loan Workout Specialist at First Midwest Bank, Sioux Falls, South Dakota. From 1999 to 2001, he was the co-owner of Karns Real Estate and Insurance Agency. He also spent ten years with the Federal Deposit Insurance Corporation, primarily involved in the workout of problem assets of troubled institutions. Mr. Karns does not currently own any shares of common stock.

Laura A. Marks (age 48) has been the Senior Vice President of Retail Banking since January 2005. She has also served as Marketing Officer since February 2000. Prior to this time, she spent 20 years in retail banking, human resources, and marketing with another financial institution. Ms. Marks currently owns 1,101 shares of common stock.

Ownership Reports by Officers and Directors

Our common stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of ownership reports, we believe that none of our officers or directors failed to timely file such ownership reports for the fiscal year ended December 31, 2006.

Board Structure and Compensation

We are a “controlled company” under Nasdaq Marketplace Rules because more than 50% of our voting power is held by Jacksonville Bancorp, MHC. Therefore, we are exempt from the Nasdaq Marketplace Rules requiring (a) that we have a majority of independent directors on the Board, (b) any compensation committee and nominating committee to be composed solely of independent directors, (c) the compensation of executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (d) the election or recommendation of director nominees for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Affirmative Determinations Regarding Director Independence and Other Matters

Based on information supplied to it by the directors, the Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASDAQ Marketplace Rules:

Directors Deal, Eyth, Goldasich, Hess, Osburn, and Scott

In this proxy statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors constitute a majority of the Board of Directors.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service.

There were no transactions that the Board of Directors needed to review that are not required to be reported under “—Transactions With Certain Related Persons,” below that would bear in the determination of the independence of the directors listed above.

Code of Ethics

We have adopted a Code of Ethics that is applicable to all of its directors and officers. The Code of Ethics has been filed with the SEC and is available at our website at www.jacksonvillesavings.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Evaluation of disclosure controls and procedures

We have adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

We have established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002. Such communications may be submitted to the Chairman of the Audit Committee by telephoning (217) 245-5121. Alternatively, such communications may be submitted in writing to the following address: Chairman of the Audit Committee, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.

Meetings and Committees of the Board of Directors

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2006, the Board of Directors held 12 regular meetings and no special meetings. During the year ended December 31, 2006, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Since June 2003 and pursuant to Nasdaq rules, the independent members of the Board of Directors meet in “executive session” without the presence of management. These meetings are expected to occur no less than bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors. The Board of Directors has established various committees to which certain responsibilities have been delegated. The committees include the following:

Compensation Committee

The Compensation Committee consisting of Directors Scott, Deal, Eyth, Goldasich, Hess and Osburn, reviews the salary and benefits provided to our officers and employees. During 2006, the Committee met two times. Each member of the Compensation Committee is “independent” as defined in the Nasdaq listing standards.

Nominating Committee

Each member of the Nominating Committee is “independent” as defined in the Nasdaq listing standards. The Nominating Committee consists of Directors Deal, Hess, Goldasich and Eyth. The Nominating Committee met one time in fiscal year 2006.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

Our Board of Directors has adopted a written charter for the Committee, which is available at our website at www.jacksonvillesavings.com. The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Recommendation of Director Nominations by Shareholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 1211 West Morton Avenue, Jacksonville, Illinois 62650. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice of Business to be Conducted at an Annual Meeting.” There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2005 Annual Meeting of Stockholders.

Audit Committee

Our Audit Committee consists of Directors Eyth, Deal, Goldasich and Osburn. Each member of the Audit Committee is “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of our financial statements or Jacksonville Savings Bank’s, or Jacksonville Savings Bank’s subsidiaries’, financial statements during the past three years. Director Eyth is deemed by us to be an “audit committee financial expert.” Director Eyth has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised by our financial statements. Director Eyth has acquired these attributes through experience as a certified public accountant and partner in public accounting firm.

The Audit Committee reviews, approves and oversees all of our related-party transactions, which would be required to be disclosed under applicable Exchange Act rules.  The Audit Committee meets as needed in order to examine and approve the audit report prepared by our independent registered public accounting firm and to conduct such other business as is necessary. During 2006, the Audit Committee met four times.

In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

In accordance with its written charter and as part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2006;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

This report has been provided by the Audit Committee:

Directors Eyth, Goldasich, Deal, and Osburn.

Attendance at Annual Meeting of Stockholders. We do not have a policy regarding director attendance at the annual meetings of stockholders. Directors Applebee, Foss, Williams, Deal, Eyth, Hess, and Osburn attended the prior year’s annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation. During the year ended December 31, 2006, the Compensation Committee met to review the performance of the executive officers and determine compensation programs and adjustments. Andrew F. Applebee, Richard A. Foss and John C. Williams are our directors in addition to being our executive officers. Messrs. Applebee, Foss and Williams do not participate in the Board of Directors’ determination of their respective compensation as executive officers.

During the year ended December 31, 2006, (i) no executive served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Bank’s Compensation Committee; (ii) no executive officer of the company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Bank; and (iii) no executive officer of the company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Bank.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives Our compensation philosophy is to offer our executive officers and other employees compensation and benefits that are competitive in our market, and that meet our goals of attracting, retaining, and motivating highly-skilled employees in a manner that supports our financial and operating performance objectives. Utilizing this philosophy, our compensation programs are designed to:

•	Be competitive in the marketplace in which we compete;
•	Share risks and rewards with employees at all levels;
•	Be affordable, within the context of our operating expenses;
•	Align the interests of our employees with those of our stockholders;
•	Reflect our values; and
•	Be fairly and equitably administered.

The compensation committee has the primary authority to determine and recommend to our board of directors the compensation awards available to our executive officers, other than our chief executive officer. To aid the compensation committee in making its determination, our chief executive officer provides recommendations regarding the compensation of all executive officers, excluding himself. The compensation committee has the sole authority to determine the chief executive officer’s compensation.

The compensation committee and management annually review surveys of the compensation levels of other financial institutions of similar size and markets. In addition, our compensation committee has historically taken into account input from independent members of our board of directors and publicly available data relating to compensation practices and policies of other companies within and outside our industry. While peer group surveys may not be appropriate for a stand-alone tool for setting compensation, we generally believe that gathering this information is an important part of our decision-making process. We also recognize that in order to attract, retain, and motivate key individuals, the compensation committee may determine that it is in our best interest to negotiate total compensation packages.

Elements of Compensation

The compensation committee has chosen to provide the following elements as part of its compensation program. These elements have been designed to meet the objectives noted above in regards to attracting, retaining, and motivating our executive officers, including our chief executive officer. The amount of each element is determined by the committee, as discussed below.

Base Salary: Base salary is used to recognize the experience, skills, and responsibilities required of all our employees, including our named executive officers. When establishing base salaries, the compensation committee and management consider a number of factors, including the level of responsibility, taking into account competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual, and other primarily judgmental factors deemed relevant by the compensation committee. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually by the compensation committee and the board and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience.

Bonus Pay: The board has the authority to award annual discretionary performance bonuses. These annual bonus amounts are intended to reward both individual and overall company performance during the year and, as such, can be highly variable from year to year.

Other Benefits: Our employees, including our named executive officers, are entitled to various employee benefits. These core benefits, such as health insurance, 401(k) profit sharing program, and life insurance, are designed to provide a stable array of support to employees and their families throughout various stages of their careers, and are provided to all employees regardless of their individual performance levels.

Long-Term Incentive Programs: We believe that creating long-term value for our stockholders is achieved, in part, by aligning the interests of our executive officers with those of our stockholders. We have entered into deferred compensation and employment agreements with certain executive officers. We also currently sponsor stock-based compensation plans, although we did not make any equity based awards during 2006.

Perquisites: As a general matter, we do not intend to offer any perquisites to any of our executive officers with an aggregate value in excess of $10,000 because we believe we can better achieve desired performance by directing compensation in the forms described above.

Report of the Compensation Committee on Executive Compensation.

The compensation committee has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

This report has been provided by the Compensation Committee: Harvey D. Scott, III, John L. Eyth, Michael R. Goldasich, Dean H. Hess, Emily Osburn, and Harmon B. Deal, III.

Summary Compensation Table. The following table shows the compensation of Richard A. Foss, our principal executive officer, Diana S. Tone, our principal financial officer, and three other executive officers who received total compensation of $100,000 during the past fiscal year for services to the company or any of its subsidiaries during the year ended December 31, 2006. During the year ended December 31, 2006, we did not make any stock awards or option grants, nor did we make any non-equity incentive plan awards.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in pension value and non-qualified deferred compensation earnings (1) ($)	All other compensation (2)($)	Total ($)
Richard A. Foss, President and Chief Executive Officer	2006	$142,016	$8,000	$5,282	$16,087	$171,385
Diana S. Tone, Chief Financial Officer	2006	$71,741	$5,500	—	$2,577	$79,818
Andrew F. Applebee, Chairman of the Board	2006	$77,146	$2,500	$8,282	$13,658	$101,586
John C. Williams Senior Vice President and Trust Officer	2006	$95,041	$5,600	$7,219	$11,784	$119,644
Jess D. Karns, Senior Loan Administrator	2006	$104,780	$4,500	—	$3,336	$112,616

(1) Amounts reported consisted of the above market portion of non-qualified deferred compensation earnings for Messrs. Foss, Applebee, and Williams of $5,282, $8,282, and $214, respectively. The reported amount for Mr. Williams also includes $7,005 in change in pension value.

(2) All other compensation consisted of the Company’s matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by the Company. This amounted to $6,187, $2,577, $3,758, $3,384 and $3,336 for Mr. Foss, Ms. Tone, Mr. Applebee, Mr. Williams and Mr. Karns, respectively. All other compensation for Messrs. Foss, Applebee, and Williams also includes board fees from the Company totaling $9,900, $9,900, and $8,400, respectively.

Employment Agreements.   Each of Jacksonville Bancorp, Inc. and Jacksonville Savings Bank has entered into employment agreements with Andrew F. Applebee, our Chairman of the Board, and Richard A. Foss, our President and Chief Executive Officer. The employment agreements ensure that we will be able to maintain a stable and competent management base. Our continued success depends to a significant degree on the skill and competence of the Chairman of the Board, and the President and Chief Executive Officer.

Each employment agreement provides for a three-year term. Commencing on the anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the employment agreement for an additional year unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive. The agreements provide for a base salary of $42,016 and $147,004 for Messrs. Applebee and Foss, respectively, and will be reviewed annually. In addition to the base salary, the employment agreements provide that Mr. Applebee and Mr. Foss are to receive all benefits provided to permanent full-time employees of the bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by the bank for cause at any time. In the event we choose to terminate Mr. Applebee’s or Mr. Foss’ employment for reasons other than for cause, as defined, disability or retirement, or upon the termination of either Mr. Applebee or Mr. Foss for reasons other than a change in control, as defined, or in the event of either Mr. Applebee’s or Mr. Foss’ resignation from the bank upon (i) failure to reelect him to his current office, (ii) a material change in his functions, duties or responsibilities, (iii) relocation of his principal place of employment by more than 30 miles or material reduction in benefits or perquisites, (iv) certain liquidations or dissolutions of the bank or the company, or (v) a breach of the agreement by the bank, the executive, or in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of the payments due under the remaining term of the employment agreement or three times the average of the three preceding years’ base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the bank. The executive will also be entitled to continuation of life, medical, dental and disability coverage during the remaining term of the agreement. The Board may also pay a severance payment if the executive voluntarily terminates his employment in the event there has not been a change in control.

If termination, whether voluntary or involuntary, follows a change in control of the bank or the company during the term of the agreement, other than for death, disability or for cause, as defined in the employment agreement, the executive or, in the event of death, his beneficiary, would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The bank would also continue the executive’s life, health, and disability coverage for 36 months. If the change in control provisions of the employment agreements for Mr. Applebee and Mr. Foss were triggered, the total payments to Mr. Applebee and Mr. Foss would be $298,877 and $395,650, respectively.

The employment agreements provide that for a period of one year following termination, the executive agrees not to compete with us in any city, town or county in which we maintain an office or have filed an application to establish an office.

In addition, the bank has entered into an employment agreement with John Williams, a senior vice president of Jacksonville Savings Bank who is also a member of our Board of Directors. The term of the employment agreement is one year and is renewable annually. The agreement provides for a base salary of at least $97,162, participation in employee benefit plans, and eligibility for incentive compensation and bonuses. In addition, Mr. Williams is entitled to director fees while serving on the Board of Directors.

In the event Mr. Williams’ employment is terminated for reasons other than cause, disability, retirement, or a change in control, or in the event of Mr. Williams’ resignation from the bank upon certain events of termination defined in the employment agreement, the executive would be entitled to receive an amount equal to the greater of the payments due under the remaining term of the agreement or one times his base salary for the preceding 12 months, bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the bank. He would also be entitled to continuation of life, medical and disability insurance coverage during the remaining term of the agreement. In the event of termination of employment due to a change in control (as defined above), Mr. Williams would receive a sum equal to the greater of the payments due for the remaining term of the agreement or one times his base salary for the preceding 12 months, bonuses and any other cash compensation paid, and the amount of any contributions made on his behalf to any employee benefit plans. He would also be entitled to benefits granted under any stock option plan or restricted stock plan and to the continuation of life, medical, dental and disability insurance coverage for the longer of the remaining term of the agreement or one year.

401(k) Plan. Plan benefits will be paid to each participant in either a single or lump sum payment in cash or property or in installments. At December 31, 2006, the market value of the 401(k) Plan trust fund equaled approximately $5.5 million. We did not make any discretionary contributions to the 401(k) Plan for the Plan Year ended December 31, 2006.

Under the 401(k) Plan, participants are permitted to make salary reduction contributions to the 401(k) Plan. The participants’ salary reduction contribution may be matched by us in an amount to be determined annually. To receive an allocation of the profit sharing contribution, a participant must have 1,000 hours of service during the Plan Year and be employed on the last day of the Plan Year. (The plan year is January 1 to December 31 (the “Plan Year”)). All employee contributions and earnings thereon are fully and immediately vested. All of our discretionary contributions vest at the rate of 20% per year, commencing after a participant has three years of service with us until a participant is 100% vested after seven years of service. Participants will also vest in discretionary contributions made by us upon the attainment of early retirement (i.e., age 55 with seven years of participation), the normal retirement age of 65 or later, death or disability, regardless of their years of service. A participant may withdraw salary reduction contributions in accordance with the terms of the 401(k) Plan in the event the participant suffers a serious financial hardship.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2006 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Richard A. Foss, President and Chief Executive Officer	—	—	—	—	—	—	—	—	—
Diana S. Tone, Chief Financial Officer	1,100	—	—	$10.00	04/30/2011	—	—	—	—
Andrew F. Applebee, Chairman of the Board	—	—	—	—	—	—	—	—	—
John C. Williams Senior Vice President and Trust Officer	4,383	—	—	$10.00	04/30/2011	—	—	—	—
Jess D. Karns, Senior Loan Administrator	—	—	—	—	—	—	—	—	—

Options Exercised Stock Vested. The following table sets forth information with respect to option exercises and common stock awards that have vested during the year ended December 31, 2006.

Option Exercises and Stock Vested for the Fiscal Year
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Richard A. Foss, President and Chief Executive Officer	—	—	N/A	—
Diana S. Tone, Chief Financial Officer	—	—	N/A	—
Andrew F. Applebee, Chairman of the Board	—	—	N/A	—
John C. Williams, Senior Vice President and Trust Officer	200	$624	N/A	—
Jess D. Karns, Senior Loan Administrator	—	—	N/A	—

Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2006 for the named executive officers.

Pension Benefits at and for the Fiscal Year
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Richard A. Foss, President and Chief Executive Officer	N/A	—	—	—
Diana S. Tone, Chief Financial Officer	N/A	—	—	—
Andrew F. Applebee, Chairman of the Board	N/A	—	—	—
John C. Williams, Senior Vice President and Trust Officer	Deferred Compensation Agreement	34	$91,404	—
Jess D. Karns, Senior Loan Administrator	N/A	—	—	—

We are a party to two deferred compensation agreements with John C. Williams. The agreements, which are dated July 1, 1982 and August 3, 1987, were assumed in the acquisition of Chapin State Bank on July 3, 2000. Pursuant to the deferred compensation agreements, Mr. Williams is entitled to receive $903 and $978 monthly, respectively, for 120 continuous months upon attaining the age of 65. The deferred compensation agreements also provide for reduced distributions in the event of death. The accumulated benefit has been funded by life insurance policies.

Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2006 for the named executive officers.

Nonqualified Deferred Compensation at and for the Fiscal Year
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Richard A. Foss, President and Chief Executive Officer	—	—	$30,010	—	$442,143
Diana S. Tone, Chief Financial Officer	N/A	—	—	—	—
Andrew F. Applebee, Chairman of the Board	—	—	$47,051	—	$693,214
John C. Williams, Senior Vice President and Trust Officer	—	—	$1,217	—	$17,923
Jess D. Karns, Senior Loan Administrator	N/A	—	—	—	—

Deferred Compensation Agreements. We have entered into deferred compensation agreements with Messrs. Applebee, Foss, and Williams. Pursuant to the deferred compensation agreements, we may contribute annually $4,000 or more for Messrs. Applebee and Foss and $3,000 or more for Mr. Williams. We are not obliged to invest funds contributed under the deferred compensation agreement; however, earnings and gains from the investment of contributed funds shall be credited to the individual’s account. Employees are entitled to distributions under the deferred compensation agreement in the event of retirement, termination, death or disability. Benefits may be paid to the employee or his beneficiary in a lump sum or in annual installments over a period not to exceed 15 years. As of the year ended December 31, 2006, no contributions were made to Messrs. Applebee’s, Foss’, or Williams’ accounts, as the Deferred Compensation Plan has been frozen.

Termination payments. In the event of a change of control, total payments to Mr. Foss, Ms. Tone, Mr. Applebee, Mr. Williams and Mr. Karns would be $395,650, $0, $298,877, $101,467, and $0, respectively.

Directors’ Compensation

Cash Compensation. Members of the Board of Directors each received $8,400 during the year ended December 31, 2006. We paid a total of $100,295 in directors’ fees for the year ended December 31, 2006.

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our non-employee directors. No stock awards, option grants or non-equity incentive plan compensation awards was made to directors during 2006.

Director Compensation
Name	Fees earned or paid in cash ($)	Change in pension value and non- qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Emily J. Osburn	$8,655	—	—	$8,655
Harvey D. Scott, III	$9,950	—	—	$9,950
John L. Eyth	$9,835	—	—	$9,835
Michael R. Goldasich	$8,550	—	—	$8,550
Dean H. Hess	$10,265	$6,774	—	$17,039
Harmon B. Deal, III	$10,110	—	—	$10,110
Roger D. Cannell	$3,400	—	—	$3,400

We are a party to two deferred compensation agreements with Dean H. Hess. The agreements, which are dated July 1, 1982 and August 3, 1987, were assumed in the acquisition of Chapin State Bank on July 3, 2000. Pursuant to the deferred compensation agreements, Mr. Hess is entitled to receive $795 and $879 monthly, respectively, for 120 continuous months upon attaining the age of 65. The deferred compensation agreements also provide for reduced distributions in the event of death. The accumulated benefit has been funded by life insurance policies.

Benefit Plans

Medical and Life Insurance Assistance.  We provide full-time employees with medical and life insurance.

Stock Option Plans.  We sponsor a 1996 Stock Option Plan and a 2001 Stock Option Plan (collectively, the “Stock Option Plans”) that each provide officers, employees, nonemployee directors and, with respect to the 1996

Stock Option Plan, our directors emeritus and our affiliates with options and limited rights to purchase shares of our common stock. The Stock Option Plans authorize grants of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, (ii) options that do not so qualify (nonstatutory options) and (iii) limited rights (described below) that are exercisable only upon a change in control of the company or Jacksonville Bancorp, MHC. In addition, the 2001 Stock Option Plan permits the grant of dividend equivalent rights and reload options. Nonemployee directors and, pursuant to the 1996 Stock option Plan, directors emeritus, are eligible to receive only nonstatutory options. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder’s withholding tax. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividend, multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the 2001 Stock Option Plan as any dividend paid on shares of common stock where the rate of dividend exceeds our weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. No options were granted to the named executive officers or directors in 2006 or under either the 1996 Stock Option Plan or the 2001 Stock Option Plan.

In December 2005, in response to changes in the accounting of limited rights and other cash settlement features set forth in the 1996 Stock Option Plan and the 2001 Stock Option Plan, both Stock Option Plans were amended to eliminate the ability to award limited rights, to eliminate outstanding limited rights with the consent of the award recipient, to eliminate the right to receive a cash settlement of an option following a transaction in which our stockholders are to receive securities that are not registered under the Securities Act of 1933, and to provide that no provision of the plan shall operate to require the cash settlement of a stock option in circumstances that are not in our discretion.

Transactions With Certain Related Persons.

We intend that all transactions between us and our executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms consistent with the provisions of federal and state regulation, which governs loans to directors and executive officers and will be approved by a majority of our independent outside directors not having any interest in the transaction. At December 31, 2006, we had loans with an aggregate balance of $786,000 outstanding to our executive officers and directors. In addition, we had loans with an aggregate balance of $783,000 to related parties of our executive officers and directors. All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other employees, and did not involve more than the normal risk of collectibility or present other unfavorable features.

There were no transactions or series of transactions since the beginning of our last fiscal year or any currently proposed transaction where we were or are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has approved the engagement of BKD, LLP to be our independent registered public accounting firm for the 2007 fiscal year, subject to the ratification of the engagement by our stockholders. Auditors are not deemed independent under Securities Rules unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the audit committee which sets forth each specific service to be performed by the auditor. At the meeting, the stockholders will consider and vote on the ratification of the engagement of BKD, LLP for our fiscal year ending December 31, 2007. A representative of BKD, LLP is expected to attend the meeting, and will have an opportunity to make a statement and to answer questions.

Audit Fees. During the past two years, the fees billed for professional services rendered by BKD, LLP (the “Independent Registered Public Accounting Firm”) for the audit of our annual financial statements and for the review of our Form 10-K, annual report and Form 10-Q were $69,110 for 2006 and $63,130 for 2005.

Audit-related fees. During the past two years, fees for professional services by the Independent Registered Public Accounting Firm that were not directly related to the preparation of the audit were $30,750 for 2006 and $25,195 for 2005. Such fees related to assistance with Sarbanes-Oxley compliance for 2005 and audits of our 401(k) plan and annual trust procedures in 2006 and 2005.

Tax Fees. During the past two fiscal years, the fees billed for professional services by the Independent Registered Public Accounting Firm for tax services were $13,550 for 2006 and $9,975 for 2005.

All Other Fees. There were no aggregate fees billed for professional services rendered to us by the Independent Registered Public Accounting Firm for services other than those listed above for 2006 and 2005.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The Audit Committee concluded that performing such services in 2006 and 2005 did not affect the independent registered public accounting firms’ independence in performing their function as auditors for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of BKD LLP as the registered public accounting firm for the 2007 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of BKD LLP as the independent registered public accounting firm for the 2007 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1211 West Morton Avenue, Jacksonville, Illinois, no later than November 26, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to our Corporate Secretary not less than five (5) days before the date fixed for such meeting. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received. There have been no material changes to these procedures during the year ended December 31, 2006.

The date on which next year’s Annual Meeting of Stockholders is expected to be held is April 22, 2008. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2008 Annual Meeting of Stockholders must be given to us no later than April 18, 2008.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation. A copy of our Annual Report accompanies this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, WHICH ALSO CONSTITUTES OUR ANNUAL DISCLOSURE STATEMENT, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE BY ACCESSING OUR WEBSITE AT “WWW.JACKSONVILLESAVINGS.COM” OR UPON WRITTEN OR TELEPHONIC REQUEST TO DIANA TONE, AT 1211 WEST MORTON AVENUE, JACKSONVILLE, ILLINOIS 62650 OR CALL (217) 245-4111.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John D. Eilering John D. Eilering Corporate Secretary Jacksonville, Illinois March 26 2007

REVOCABLE PROXY

JACKSONVILLE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 24, 2007

The undersigned hereby appoints the official proxy committee consisting of our Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of our common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at our main office, 1211 West Morton Avenue at 1:30 p.m. (Illinois time) on April 24, 2007. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1.             The  election as director  of the
nominees listed below to serve
for a three-year term (except as
marked to the contrary below).

Andrew F. Applebee
Emily J. Osburn
Harvey D. Scott, III

INSTRUCTION: To withhold
your   vote  for  one  or  more
nominees, write the name of
 the nominee(s)  on the lines
 below.

_____________________________

_____________________________

_____________________________

	FOR (except as marked to the contrary below) ☐	VOTE WITHHELD ☐
2. The ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF OUR BOARD OF DIRECTORS. AT THE PRESENT TIME, OUR BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the meeting or at any adjournment thereof and after notification to our Corporate Secretary at the meting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the meeting.

The undersigned acknowledges receipt from us prior to the execution of this proxy of notice of the meeting, a proxy statement dated March 26, 2007, and audited financial statements.

Dated: March 26, 2007	࿇ Check Box if You Plan to Attend Meeting

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SIGNATURE OF STOCKHOLDER

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SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.

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